As filed with the Securities and Exchange Commission on November 20, 2008

Registration No. 333-155265

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	76-0233274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2408 Timberloch Place, Suite B-7
The Woodlands, TX 77380
(281) 719-3400
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

Joseph S. Podolski
President and Chief Executive Officer
Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, TX 77380
(281) 719-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul D. Aubert, Esq.
Winstead PC
24 Waterway Avenue, Suite 500
The Woodlands, TX 77380
(281) 681-5900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
Title of Each Class of Securities to be Registered	Registered	Share (1)	Price(1)	Fee(1)
Primary Offering: Common Stock, par value $.001 per share	5,000,000	$9.14	$45,700,000	$1,800
Secondary Offering: Common Stock, par value $.001 per share	1,282,052	$9.14	$11,720,000	$ 460
Total	6,282,052(2)		$57,420,000	$2,260(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average high and low prices per share of common stock on November 5, 2008 as reported on the Nasdaq Global Market.

(2)	Of this amount, all of the 1,282,052 shares issuable upon exercise of certain option rights are authorized, but only 1,533,153 out of the 5,000,000 remaining shares are currently authorized by the Registrant’s Restated Certificate of Incorporation, as amended. In order to authorize such shares, the Registrant filed a definitive proxy statement on November 3, 2008 relating to a special meeting of its stockholders to be held on December 16, 2008 to approve an amendment to the Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Registrant’s Common Stock from 20 million to 30 million.

(3)	Previously paid with the initial filing.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Up to 6,282,052 Shares of
Common Stock
     From time to time, we may sell up to an aggregate of 5,000,000 shares of common stock in one or more offerings, and certain selling stockholders may offer and sell up to 1,282,052 shares of common stock issuable upon exercise of certain option rights granted to such selling stockholders. This means:
▪	we will provide this prospectus and a prospectus supplement each time we sell the common stock;

▪	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

▪	you should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in our common stock.
     Our common stock is quoted on the Nasdaq Global Market under the trading symbol “RPRX.” On November 18, 2008, the last reported sale price of our common stock on the Nasdaq Global Market was $9.73 per share.
     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
     The common stock may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the common stock, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.
     The selling shareholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling shareholders, you should refer to the section entitled “Plan of Distribution” beginning on page 8 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. We will pay all expenses incurred in effecting the registration statement of which this prospectus constitutes a part.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED

DECEMBER 31, 2007, UPDATES IN PART II, ITEM 1A OF OUR FORM 10-Q FILINGS, AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS.

The date of this prospectus is November 20, 2008

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell common stock in one or more offerings, up to an aggregate number of 5,000,000 shares. In addition, certain selling stockholders may offer to sell up to 1,282,052 shares of common stock issuable upon exercise of certain option rights held by such selling stockholders.
     This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.
     Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”
     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Repros,” “we,” “us,” “our” or similar references mean Repros Therapeutics Inc.

ABOUT REPROS THERAPEUTICS INC.
Overview
     Repros Therapeutics Inc. (“the Company”, or “we,” “us” or “our”), was organized on August 28, 1987. We are a development stage biopharmaceutical company focused on the development of oral small molecule drugs to treat male and female reproductive disorders.
     Our current product pipeline consists of the following (with the respective status of development):
          Proellex® (female reproductive health)
•	Phase 3 three-month short course treatment of symptomatic uterine fibroids associated with anemia in women who may consider having a subsequent hysterectomy

•	Phase 3 for the chronic treatment of symptomatic uterine fibroids

•	Phase 2 for the treatment of symptomatic endometriosis
          Androxal® (male reproductive health)
•	Phase 2b proof-of-concept trial in men with low testosterone levels wanting to improve or maintain their fertility and/or sperm number and function

•	Request pre-IND meeting with the Food and Drug Administration’s, or FDA’s, Division of Metabolic and Endocrine Products to investigate Androxal as a treatment for type 2 diabetes
Proellex
     Our lead drug, Proellex, is a selective progesterone receptor modulator (PRM) and is being developed for the treatment of symptoms associated with uterine fibroids and endometriosis. We are also developing Proellex as a short course pre-surgical treatment for anemia associated with excessive menstrual bleeding related to uterine fibroids. During the first quarter of 2008, we filed an Investigational New Drug Application, or IND, for Proellex for the treatment of anemia associated with uterine fibroids and also initiated two 65-patient Phase 3 pivotal clinical trials with Proellex for this indication. Our goal is to file a New Drug Application, or NDA, for this indication in late 2009.
     During the first quarter of 2008, we initiated two 75-patient Phase 3 pivotal clinical trials with Proellex for the chronic treatment of uterine fibroids and anticipate filing a NDA for this indication in late 2010. In addition, during the first quarter of 2008, we also initiated two 400 patient Proellex Open Label Safety Studies. We intend to complete patient enrollment for one 400 patient Open Label Safety Study then start enrollment in the second Open Label Safety study.
     The initiation of these Phase 3 clinical trials and Open Label Studies included awarding the trials to three clinical research organizations, the process of identifying and contracting the clinical sites to be used as well as other various activities required to complete these clinical trials. During the second quarter of 2008, we implemented a centralized patient recruitment advertising campaign for our Phase 3 Proellex clinical trials and in July 2008 we took the necessary steps to begin additional patient recruitment advertising for one of our 400 patient Proellex Open Label Safety Studies.
     During 2008 we disclosed the following clinical trial and animal safety data relating to Proellex:
     • initial results from 13 women who had endometrial biopsies post menses following last dose of drug in a two drug cycle extension study showed that results of assessments of the post menses tissues are that of a benign endometrium. While previous end of drug cycle biopsies from these subjects all had histological changes consistent with those induced by progesterone receptor modulators (Proellex class of drugs), none of these post drug cessation biopsies reflected any of those histological changes. These key findings indicate that the effects of Proellex on the endometrium are present during drug exposure and are reversible upon cessation of drug treatment;
     • results from a pilot study of the potential for adverse cardiac events associated with administration of doses of Proellex up to four times higher than the intended marketed dose showed that despite up to a four fold increase in Proellex plasma concentrations over seven days the QTc did not change; and
     • initial macroscopic findings from a two-year rat carcinogenicity study and a six-month mouse carcinogenicity study showed no potential for tumor induction as compared to placebo.
     We are also currently conducting a Phase 2 clinical trial with Proellex for the treatment of endometriosis. We provided initial interim data from this trial in July 2008 which showed that severe pain, the most troublesome symptom associated with endometriosis, was significantly reduced in one to two months of treatment. We intend to file a NDA for this indication in late 2010.
     Uterine fibroids, anemia associated with uterine fibroids and endometriosis affect a significant number of women of childbearing age in the developed world. There is no currently-approved effective long-term drug treatment for uterine fibroids or endometriosis. In the United States alone, 300,000 women per year undergo a hysterectomy as a result of severe uterine fibroids.
     In addition to the clinical trials discussed above we are also conducting additional human clinical trials and animal safety studies with Proellex to support our future NDA submissions.
Androxal
     Our second product candidate, Androxal, is a single isomer of clomiphene citrate and is an orally active proprietary small molecule compound.
     During the second quarter of 2008, we initiated a Phase 2b proof-of-concept Androxal clinical trial in men of reproductive age with low testosterone levels who want to improve or maintain their fertility and/or sperm function while being treated for low testosterone. This trial includes a control group that will be given Testim®, a popular testosterone replacement therapy. We believe Androxal will be superior to the existing drugs used to normalize testosterone as, to our knowledge, only Androxal has the property of restoring both luteinizing hormone, or LH, and follicle stimulating hormone, or FSH, levels. LH and FSH are the pituitary hormones that stimulate testicular testosterone and sperm production, respectively. We intend to have an End of Phase 2 Meeting with the FDA in the second half of 2009. According to the Urology Channel, recent estimates show that approximately 13 million men in the United States experience testosterone deficiency.
     In November 2008, we received guidance from the FDA suggesting submission of a new IND to the Division of Metabolic and Endocrine Products, or DMEP, for the investigation of Androxal as a potential treatment for type 2 diabetes. We plan to submit a new IND for this indication to the DMEP as soon as practicable.
     In addition to the clinical trials discussed above, we are also conducting a long-term Open Label Safety Study and animal safety study with Androxal to support our future NDA submissions.

     We were previously developing Androxal in the United States to treat testosterone deficiency due to secondary hypogonadism by restoring normal testosterone production in males with functional testes and diminished pituitary function, a common condition in the aging male. Based on a Type “C” meeting held with the FDA on October 15, 2007 we do not believe we have a clear clinical path to develop Androxal for this indication in the United States at this time. Although we believe Androxal could be developed outside of the United States, due to the limited European market for this indication and our limited internal resources we do not intend to pursue approval outside of the United States at this time.
Other Programs
     We continue to maintain our patent portfolio of our phentolamine-based products for the treatment of sexual dysfunction. However, no R&D investments are being made in these programs at this time.
General
     The clinical development of pharmaceutical products is a complex undertaking, and many products that begin the clinical development process do not obtain regulatory approval. The costs associated with our clinical trials may be impacted by a number of internal and external factors, including the number and complexity of clinical trials necessary to obtain regulatory approval, the number of eligible patients necessary to complete our clinical trials and any difficulty in enrolling these patients, and the length of time to complete our clinical trials. Given the uncertainty of these potential costs, we recognize that the total costs we will incur for the clinical development of our product candidates may exceed our current estimates. We do, however, expect these costs to increase substantially in future periods as we continue later-stage clinical development trials. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations.
Corporate Information
     Our principal executive offices are located at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380 and our telephone number is (281) 719-3400. Our website address is www.reprosrx.com. The information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.
Registered Direct Offering
     On October 2, 2008, we completed a direct registered offering of 2.4 million shares of our common stock at a purchase price of $6.50 per share for aggregate proceeds after expenses of approximately $15.5 million. Certain of the purchasers under this offering were granted in their purchase agreements an option to purchase an aggregate of up to $10 million of additional shares of our common stock at the greater of the fair market value, defined as the average of the closing prices for the 30 trading days immediately prior to the date of exercise, or $7.80 per share. Such option becomes exercisable at such time as we have less than $10 million in cash and cash equivalents and expires on September 29, 2009. In addition, the purchasers who received such option also received a right of first offer to purchase their respective pro-rata portion of any future financings, excluding certain corporate activities, that expires on September 29, 2010.
     As part of the terms of the October 2, 2008 financing, we amended our Standstill Agreement with Efficacy Capital Ltd. to permit Efficacy Capital to own up to 40% of our outstanding shares of stock and to permit Efficacy Capital to designate two directors to serve on our Board of Directors. Pursuant to that amendment, the Board increased its number to nine and appointed Mark Lappe, a Managing Partner of Efficacy Capital, and John C. Reed, M.D., Ph.D., President and CEO of Burnham Institute for Medical Research, to the vacancies on the Board created by such increase. The Company amended its Rights Agreement to reflect the increase to 40% described above.
     The shares of common stock offered by us in the offering were registered under our existing shelf registration statement on Form S-3 (File No. 333-137109), which was filed with the Securities and Exchange Commission on September 5, 2006 and declared effective by the Securities and Exchange Commission on September 15, 2006.
     In addition, the option described above also included our agreement to file a registration statement with the Securities and Exchange Commission to register the resale of the shares issuable upon exercise of such option and to have such registration statement declared effective by the Securities and Exchange Commission as soon thereafter as possible. The registration statement containing this prospectus is being filed pursuant to this option.

RISK FACTORS
     Investment in our securities involves a high degree of risk. You should consider carefully the risk factors in any prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, updates in Part II, Item 1A of our Form 10-Q filings, and in our future filings with the Securities and Exchange Commission, as well as other information in this prospectus and any prospectus supplement and the documents incorporated by reference herein or therein, before purchasing any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
FORWARD-LOOKING INFORMATION
     Some of the statements contained (i) in this prospectus and any accompanying prospectus supplement or (ii) incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:
▪	our anticipated future capital requirements and the terms of any capital financing agreements;

▪	timing and amount of future contractual payments, product revenue and operating expenses;

▪	progress and results of clinical trials;

▪	anticipated regulatory filings, requirements and future clinical trials;

▪	protection of our intellectual property; and

▪	market acceptance of our products and the estimated potential size of these markets.
     While these forward-looking statements made by us are based on our current intent, beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving shares of our common stock. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.
     The discussion and analysis set forth in this document contains discussions of regulatory status and other forward-looking statements. Actual results could differ materially from those projected in the forward-looking statement as a result of the following factors, among others:
▪	future capital requirements and additional fundings through equity or debt financings;

▪	uncertainty of governmental regulatory requirements and lengthy approval process;

▪	inability to fulfill our obligations under our license with the National Institutes of Health, or NIH, for Proellex may result in forfeiture of our rights to Proellex;

▪	results of the current Phase 2b trial for Androxal and the ongoing Phase 2 and 3 trials for Proellex;

▪	history of operating losses and uncertainty of future financial results;

▪	dependence on third parties for clinical development and manufacturing;

▪	dependence on a limited number of key employees;

▪	competition and risk of competitive new products;

▪	ability to obtain and defend patents, protect trade secrets and avoid infringing patents held by third parties;

▪	limitations on third-party reimbursement for medical and pharmaceutical products;

▪	acceptance of our products by the medical community;

▪	potential for product liability issues and related litigation;

▪	potential for claims arising from the use of hazardous materials in our business;

▪	continued listing on the Nasdaq Global Market;

▪	volatility in the value of our common stock;

▪	volatility in the financial markets generally; and

▪	other factors set forth under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008, updates in Part II, Item 1A of our Form 10-Q filings, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and any risk factors set forth in the accompanying prospectus supplement.
     In addition, in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “should,” “predict,” “future,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” or other words and terms of similar meaning, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS
     Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by us under this prospectus will be used for general corporate purposes, which may include:
▪	funding clinical trials and regulatory submissions for our two lead product candidates, Proellex and Androxal, currently in human clinical trials;

▪	financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time; and

▪	general working capital.
     Although we currently have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments.
     We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

SELLING STOCKHOLDERS
     On October 2, 2008 we sold 2,400,000 shares of our common stock in a direct registered offering to certain investors. We provided rights to certain of such investors, the selling stockholders under this prospectus, to purchase up to an aggregate of 1,282,052 shares of our common stock at a purchase price equal to the fair market value at the time of exercise of such purchase right or $7.80 per share, whichever is greater. In addition to the 5,000,000 shares to be available for future offerings, this prospectus relates to the resale from time to time of up to a total of 1,282,052 shares of common stock by the selling stockholders.
     Pursuant to the terms of the purchase agreements relating to such purchase option rights, we filed a Registration Statement on Form S-3, of which this prospectus constitutes a part, in order to permit the selling stockholders, including their transferees who are affiliates, pledgees, assignees and successors-in-interest, to resell to the public any or all of the shares of our common stock issuable upon exercise of such purchase option rights, or any interests therein. When we refer to the “selling stockholders” in this prospectus, we mean the entities listed in the table below, as well as their transferees, pledgees or donees or its respective successors.
     The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of October 31, 2008 and the number of shares being offered hereby by the selling stockholders. The information is based in part on information provided by or on behalf of the selling stockholders. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholders have the right to acquire beneficial ownership within sixty (60) days after October 31, 2008 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. Unless otherwise indicated below, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholders. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.
     The actual number of shares of common stock that may be sold by the selling stockholders will be determined by the selling stockholders. Because the selling stockholders may sell all, some or none of the shares of common stock which they hold, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders after completion of the sales. The information set forth in the following table regarding the beneficial ownership after resale of shares is based on the assumption that the selling stockholders will sell all of their shares of common stock covered by this prospectus.

	Shares Beneficially			Shares Beneficially
	Owned Before Offering(1)		Shares Offered	Owned After Offering(1)
Name of Selling Stockholder	Number	Percent	Hereby(2)	Number	Percent
Efficacy Capital, Ltd.(3)	4,292,136	28.28%	961,539	4,292,136	26.60%
Cyan Opportunities Fund, Ltd.(4)	1,514,690	9.98%	294,872	1,514,690	9.79%
WR Multi Strategy Master Fund, Ltd.(4)	397,110	2.62%	25,641	397,110	2.61%

(1)	The percentage of shares beneficially owned prior to the offering is based on 15,174,904 shares of our common stock issued and outstanding as of October 31, 2008 and the percentage of shares beneficially owned after the offering is based on the same number of shares and assumes the issuance of the shares offered by each particular selling stockholder..

(2)	The shares listed in this column reflect the shares of common stock issuable upon exercise of the purchase rights described above. Such purchase rights are not currently exercisable and are thus not currently beneficially owned by the selling stockholders; therefore, the shares listed in this column are not reflected in the columns reflecting beneficial ownership before the offering.

(3)	Efficacy Capital, Ltd., a Bermuda limited liability company, is the investment manager for, and shares the power to vote and dispose of all of the securities listed above with, the following entities: Efficacy Biotech Fund, L.P., a Delaware limited partnership, Efficacy Biotech Fund Limited, a Bermuda Exempted Mutual Fund Company and Efficacy Biotech Master Fund Ltd., a Bermuda Exempted Mutual Fund Company. Mark Lappe and Jon Faiz Kayyem, natural persons, have the power to vote and dispose of all of the securities listed above as managing partners of Efficacy Capital, LTD. Mark Lappe also serves on our board of directors.

(4)	Vermillion Asset Management LLC is the investment advisor to a managed account for the WR Multi Strategy Master Fund, Ltd. and is the investment manager of the Cyan Opportunities Fund, Ltd.

PLAN OF DISTRIBUTION
     We or the selling stockholders may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. One or more prospectus supplements will describe the terms of the offering of the common stock, including:
▪	the name or names of any agents or underwriters;

▪	the purchase price of the common stock and the proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchange or market on which the common stock may be listed.
     Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.
     If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement if they are to purchase any of such offered shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter, the nature of any such relationship.
     We or the selling stockholders may sell the common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the common stock and we will describe any commissions we will pay the agent in the prospectus supplement.
     We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares of common stock so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve exercise by underwriters of an over-allotment option or purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a short covering transaction. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Our common stock is quoted on the Nasdaq Global Market. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

     Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Winstead PC, The Woodlands, Texas. Jeffrey R. Harder, a member of the law firm Winstead PC, and a director of Repros, beneficially owned as of October 31, 2008, an aggregate of 13,424 shares of our common stock. Mr. Harder also holds options to purchase 55,000 shares of our common stock.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission’s website at http://www.sec.gov.
     The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Securities and Exchange Commission prior to the date of this prospectus, while information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.
     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:
▪	our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008;

▪	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed with the Securities and Exchange Commission on May 12, August 11 and November 10, 2008, respectively;

▪	our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the Securities and Exchange Commission on January 8, 2008, January 10, 2008, February 1, 2008, February 11, 2008, February 12, 2008, February 22, 2008, March 7, 2008, March 14, 2008, March 18, 2008, March 31, 2008, April 4, 2008, May 8, 2008, May 12, 2008, May 28, 2008, May 29, 2008, June 10, 2008, June 30, 2008, July 11, 2008, July 15, 2008, July 21, 2008, July 28, 2008, August 11, 2008, August 18, 2008, August 21, 2008, September 29, 2008, October 2, 2008, October 10, 2008, October 29, 2008, November 10, 2008 and November 12, 2008; and

▪	the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on February 2, 1993, including all amendments and reports filed for the purpose of updating such information.
     Information furnished to the Securities and Exchange Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.
     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Repros Therapeutics Inc., Attention: Secretary, 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. Our telephone number is (281) 719-3400.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$5,000
NASD registration fee	45,000
Accounting fees and expenses	200,000
Legal fees and expenses	150,000
Printing, transfer agent and miscellaneous expenses	100,000

Total:	$500,000

Item 15. Indemnification of Officers and Directors
     Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
     Our Restated Certificate of Incorporation and Restated Bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our Restated Certificate of Incorporation and Restated Bylaws. Our Restated Certificate of Incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty.
     The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Repros, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit Number	Identification of Exhibit
1.1	Form of Underwriting Agreement.(1)

3.1(a)	Restated Certificate of Incorporation. Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended (“Registration Statement”), is incorporated herein by reference.

3.1(b)	Certificate of Amendment to Restated Certificate of Incorporation. Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 1, 2006 is incorporated herein by reference.

3.1(c)	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999 (the “Rights Plan Registration Statement”), is incorporated herein by reference.

3.2	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.1	Specimen Common Stock Certificate, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.2	Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.3	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on September 11, 2002 is incorporated herein by reference.

4.4	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on October 31, 2002 is incorporated herein by reference.

4.5	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, N.A. Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 30, 2005 is incorporated herein by reference.

4.6	Fourth Amendment to Rights Agreement, dated as of January 9, 2008, between the Company and Computershare Trust Company, N.A. Exhibit 4.5 to the Company’s Current Report on Form 8-K as filed with the Commission on January 10, 2008 is incorporated herein by reference.

4.7	Fifth Amendment to Rights Agreement, dated as of October 10, 2008, between the Company and Computershare Trust Company, N.A. Exhibit 4.6 to the Company’s Current Report on Form 8-K as filed with the Commission on October 10, 2008 is incorporated herein by reference.

4.8	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

+5.1	Opinion of Winstead PC.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

+23.2	Consent of Winstead PC (included in Exhibit 5.1).

+24.1	Power of Attorney (included in the signature page of this registration statement when initially filed).

*	Filed herewith.

+	Previously filed.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference as applicable.

Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
     (4) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Montgomery County, State of Texas, on November 20, 2008.

REPROS THERAPEUTICS INC.
By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph S. Podolski Joseph S. Podolski	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2008

/s/ Louis Ploth, Jr. Louis Ploth, Jr.	Vice President, Business Development, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	November 20, 2008

* Daniel F. Cain	Chairman of the Board	November 20, 2008

* Jean L. Fourcroy, M.D., Ph.D., M.P.H.	Director	November 20, 2008

* Jeffrey R. Harder	Director	November 20, 2008

* Mark Lappe	Director	November 20, 2008

* Nola Masterson	Director	November 20, 2008

* David Poorvin, Ph.D.	Director	November 20, 2008

* John C. Reed, M.D., Ph.D.	Director	November 20, 2008

Signatures	Title	Date

/s/ Louis Ploth, Jr. * By: Attorney-in-fact		November 20, 2008

INDEX TO EXHIBITS

Exhibit Number	Identification of Exhibit
1.1	Form of Underwriting Agreement.(1)

3.1(a)	Restated Certificate of Incorporation. Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended (“Registration Statement”), is incorporated herein by reference.

3.1(b)	Certificate of Amendment to Restated Certificate of Incorporation. Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 1, 2006 is incorporated herein by reference.

3.1(c)	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999 (the “Rights Plan Registration Statement”), is incorporated herein by reference.

3.2	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.1	Specimen Common Stock Certificate, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.2	Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.3	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on September 11, 2002 is incorporated herein by reference.

4.4	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the Commission on October 31, 2002 is incorporated herein by reference.

4.5	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 30, 2005 is incorporated herein by reference.

4.6	Fourth Amendment to Rights Agreement, dated as of January 9, 2008, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.5 to the Company’s Current Report on Form 8-K as filed with the Commission on January 10, 2008 is incorporated herein by reference.

4.7	Fifth Amendment to Rights Agreement, dated as of October 10, 2008, between the Company and Computershare Trust Company, N.A. Exhibit 4.6 to the Company’s Current Report on Form 8-K as filed with the Commission on October 10, 2008 is incorporated herein by reference.

4.8	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

+5.1	Opinion of Winstead PC.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

+23.2	Consent of Winstead PC (included in Exhibit 5.1).

+24.1	Power of Attorney (included in the signature page of this registration statement when initially filed).

*	Filed herewith.

+	Previously filed.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference, as applicable.